UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

MOVANO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Koll Center Parkway Pleasanton, CA	94566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 651-3172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger with Corvex, Inc.

Amended and Restated Agreement and Plan of Merger

On March 19, 2026, Movano Inc., a Delaware corporation (“Movano” or the “Company”), acquired Corvex, Inc., a Delaware corporation (“Corvex”), in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated March 19, 2026 (the “Merger Agreement”), by and among Movano, Thor Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Movano (“Merger Sub”), and Corvex. Pursuant to the Merger Agreement, Merger Sub merged with and into Corvex, pursuant to which Corvex was the surviving corporation and became a wholly owned subsidiary of Movano (the “Merger”). The Merger Agreement amends and restates in its entirety the prior merger agreement between the parties which was entered into and announced on November 6, 2025. The Merger is intended to constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 for U.S. federal income tax purposes.

Following the Merger, Movano will be renamed Corvex, Inc., effective March 23, 2026, as further described in Item 5.03 below.

Under the terms of the Merger Agreement, at the closing of the Merger (the “Closing”), Movano issued to the securityholders of Corvex (i) 240.562 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which such shares of Series B Preferred Stock, on an as-converted basis, represented no more than 19.9% of the outstanding shares of Movano’s common stock, par value $0.0001 per share (the “Common Stock”) immediately prior to the Closing, (ii) 23,551.5195 shares of Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and 30,227.0524 shares of Series D Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”).

Each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock on March 31, 2026, which is the business day following the March 30, 2026 record date of the Stock Dividend (as defined herein). Subject to and contingent upon the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of Common Stock to the stockholders of Corvex upon conversion, (1) each share of Series C Preferred Stock will automatically convert into 1,000 shares of Common Stock and (2) each share of Series D Preferred Stock will be convertible into 1,000 shares of Common Stock. Reference is made to the discussion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Pursuant to the Merger Agreement, the Company today announced a stock dividend payable to holders of outstanding shares of Common Stock of 0.358 share of Common Stock for every share of outstanding Common Stock (collectively, the “Stock Dividend”).

The Stock Dividend will be issuable to stockholders of record at the close of business on March 30, 2026 and will be distributed and allocated on April 6, 2026. Resulting fractional shares will be rounded down and any remaining fractional shares will be distributed in cash to each stockholder.

Pursuant to the Merger Agreement, the Company will use commercially reasonable efforts to submit the following matters to its stockholders for their consideration at the Company’s 2026 annual meeting of stockholders to be held by May 31, 2026 (the “Stockholders’ Meeting”): (i) the approval of the conversion of the Series C Preferred Stock and Series D Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635 (the “Conversion Proposal”), (ii) the issuance of the underlying Common Stock upon exercise of Corvex options issued and outstanding prior to the Closing, (iii) the election of Jay Crystal as a Class III director to fill the vacancy created by Shaheen Wirk’s resignation pursuant to the Merger Agreement, (iv) the election of two Class II directors, (v) the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026, (vi) the approval of the Corvex, Inc. 2026 Employee Incentive Plan and (vii) the approval of the Corvex, Inc. 2026 Employee Stock Purchase Plan (the proposals to be submitted at the Stockholders’ Meeting, collectively, the “Meeting Proposals”).

The board of directors of Movano (the “Board”) approved the Merger Agreement and the related transactions, and the Closing was not subject to approval by Movano’s stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Movano or Corvex. The Merger Agreement contains representations, warranties and covenants that Movano and Corvex made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Movano and Corvex and may be subject to important qualifications or limitations agreed to by Movano and Corvex in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between Movano and Corvex rather than establishing matters as facts, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

Support Agreements

As previously disclosed, concurrently and in connection with the execution of the initial merger agreement on November 6, 2025 (the “Initial Merger Agreement”), the directors, officers and certain stockholders of Movano (solely in their capacity as stockholders of Movano) entered into support agreements with Corvex (the “Support Agreements”), which remain in place. Additionally, in connection with the Merger, the holders of all the outstanding shares of Series A Preferred Stock, par value $0.0001 per share, of Movano have entered into Support Agreements on substantially the same terms entered in connection with the Initial Merger Agreement. The Support Agreements provide certain restrictions on the transfer of shares of Movano held by the signatories thereto and include covenants as to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against any actions that could adversely affect the consummation of the Merger.

A copy of the Form of Support Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Support Agreement.

Lock-Up Agreements

Concurrently and in connection with the execution of the Merger Agreement, the directors, officers and certain stockholders of Movano and the directors, officers and substantially all stockholders of Corvex have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, and subject to specified exceptions, they have agreed not to transfer their shares of Movano Common Stock until 180 days following the Closing.

A copy of the Form of Lock-Up Agreement has been filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Lock-Up Agreement.

Loan Agreement

As previously disclosed, on November 3, 2025, the Company entered into an amendment (the “First Amendment”) to that certain Loan Agreement and Promissory Note with Evie Holdings LLC (“Lender”), dated August 6, 2025 (the “Loan Agreement”). The First Amendment provided for an extension of the maturity date of the Loan Agreement to November 5, 2025. On November 6, 2025, the Company entered into a second amendment to the Loan Agreement (the “Second Amendment”). The Second Amendment provided for an extension of the maturity date of the Loan Agreement to March 31, 2026 in exchange for Movano’s agreeing that upon any sale or other disposition of all or substantially all the Company’s assets prior to the Closing, it would be obligated to repay the $1.5 million principal of the Loan Agreement, plus any other outstanding obligations plus a $3.0 million repayment premium. On March 19, 2026, the Company and Lender entered into a third amendment to the Loan Agreement (the “Third Amendment”). Under the Third Amendment, the maturity date of the Loan Agreement was extended to June 30, 2026.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 1, 2025, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq Stock Market (“Nasdaq”) indicating that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”) and served as an additional basis of delisting before the Nasdaq Hearings Panel (the “Panel”). In its Quarterly Report on Form 10-Q for the fiscal year ended June 30, 2025, filed with the U.S. Securities and Exchange Commission on September 24, 2025, the Company reported a stockholders’ equity of approximately $1.637 million and, as a result, does not satisfy the Stockholders’ Equity Requirement.

On August 19, 2025, a hearing was held before the Panel. On December 18, 2025, the Panel granted the Company an extension until March 30, 2026, to regain compliance with the Stockholders’ Equity Requirement. As a result of this transaction, as of the date of this Current Report on Form 8-K, the Company has stockholders’ equity in excess of $2.5 million as required for continued listing on the Nasdaq Stock Market under Nasdaq Listing Rule 5505(b)(1). The Company is awaiting formal determination from Nasdaq that it has regained compliance with the Stockholders’ Equity Requirement.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, the Company issued the shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as applicable, in the Merger to the Corvex securityholders. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 1.01 and 5.03 of this Current Report on Form 8-K related to the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the filing of the Series B Certificate of Designations, Series C Certificate of Designations, Series D Certificate of Designations and the Stock Dividend are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

In accordance with the Merger Agreement, Michael Leabman and Shaheen Wirk resigned from the Board on March 18, 2026 and March 19, 2026, respectively. In connection therewith, Mr. Leabman also resigned from his position as Chief Technology Officer of Movano. Mr. Leabman’s and Mr. Wirk’s resignations were not the result, in whole or in part, of any disagreement with Movano or its management relating to Movano’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, on March 19, 2026, effective immediately upon the effective time of the Merger, Seth Demsey was appointed to the Board as a Class I director.

Seth Demsey has served as the Co-Founder and a director of Corvex. He has spent nearly three decades architecting and operating high-impact AI/ML and developer platforms across startups and industry leaders including NASA, Microsoft, Google, and AOL/Yahoo!. He holds dozens of patents spanning high-performance computing, distributed systems, security, and data management. Prior to co-founding Corvex, Mr. Demsey served in technical leadership roles driving innovation in large-scale distributed computing and mission-critical infrastructure. His expertise encompasses the full stack of cloud infrastructure technologies required to deliver reliable, high-performance AI computing at scale. Mr. Demsey received a Bachelor of Science degree in Computer Engineering from Bucknell University and was previously a business fellow at The Wharton School of the University of Pennsylvania. We believe that Mr. Demsey is qualified to serve on the Board because of his industry knowledge and broad previous experience as a co-founder and technology leader.

There are no arrangements or understandings between Mr. Demsey and any other person pursuant to which he was appointed as a director of the Company. Mr. Demsey is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Board Composition

Following the Merger, the Company’s Board consists of five directors divided into three staggered classes, with one class to be elected at each annual meeting to serve for a three-year term as follows:

●	the Class I directors will be Emily Wang Fairbairn and Seth Demsey, and their terms will expire at the 2028 annual meeting of stockholders;

●	the Class II directors will be John Mastrototaro and Rubén Caballero, and their terms will expire at the 2026 annual meeting of stockholders; and

●	the Class III director will be Brian Cullinan, and his term will expire at the 2027 annual meeting of stockholders.

Board Committees

No changes were made to the Boards’ standing committees as a result of the Merger. Messrs. Cullinan and Caballero and Ms. Fairbairn comprise the Audit Committee, with Mr. Cullinan serving as chair. Messrs. Cullinan and Caballero and Ms. Fairbairn comprise the Compensation Committee, with Mr. Cullinan serving as chair. Messrs. Cullinan and Caballero and Ms. Fairbairn comprise the Nominating and Corporate Governance Committee, with Ms. Fairbairn serving as chair.

Non-Employee Director Compensation

In connection with the Merger, the Board approved the Corvex, Inc. Director Compensation Policy (the “Director Compensation Policy”). Under the Director Compensation Policy, each non-employee director will receive the cash and equity compensation for board services described below. The Company will also reimburse non-employee directors for reasonable, customary, and documented travel expenses to board or committee meetings.

Cash Compensation

Under the Director Compensation Policy, each non-employee director of the Company will receive annual cash retainers, payable quarterly in arrears and prorated for partial years of service, and equity awards as set forth below:

Annual Retainer for Board Membership
Annual service on the Corvex Board	$65,000
Additional retainer for annual service as non-executive chairperson or lead independent director	$25,000
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$25,000
Annual service as member of the audit committee (other than chairperson)	$12,000
Annual service as compensation committee chairperson	$20,000
Annual service as member of the compensation committee (other than chairperson)	$10,000
Annual service as nominating and governance committee chairperson	$18,000
Annual service as member of the nominating and governance committee (other than chairperson)	$7,500

Each non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and not the annual fee as a member of the committee while serving as such chair. A non-employee director who serves as the non-executive chair of the Board, or if there is no non-executive chair of the Board, the lead independent director, will receive the annual fee as a non-employee director and the additional annual fee as the non-executive chair. All cash payments to outside directors are paid quarterly in arrears on a pro-rated basis.

Equity Compensation

Non-employee directors will be entitled to receive all types of equity awards other than incentive stock options under the Company’s 2026 Equity Incentive Plan (the “Plan”) (subject to approval of the Plan by the stockholders of the Company), including discretionary awards not covered under the Director Compensation Policy. Under the Director Compensation Policy, on the first trading day following December 31 of each year, each non-employee director will be granted an award to purchase an aggregate value of $135,000 of shares of the Common Stock, on a pro-rated basis, with such number subject to equitable adjustment by the Board in the event of certain capitalization adjustments (the “Annual Award”). The exercise price per share of such awards shall be the closing price of the Common Stock on the grant date. The Annual Award will be scheduled to vest in full on the first anniversary of the date on which the Annual Award is granted, subject to the non-employee director continuing to be a non-employee director through the applicable vesting date. Any RSUs granted to a non-employee director that resigns or is not re-elected after expiration of his or her term will become vested through the date of termination of service.

If a change in control occurs, each non-employee director will fully vest in his or her outstanding equity awards immediately prior to the change in control, subject to the non-employee director continuing to be a non-employee director through the date of the change in control.

Non-employee directors may also be eligible to receive other compensation and benefits, as may be determined by the Board or any committee of the Board designated by the Board with appropriate authority, as applicable, from time to time.

The Board or any committee of the Board designated by the Board with appropriate authority, as applicable and in its discretion, may change and revise the terms of the Annual Awards granted under the Director Compensation Policy, including, without limitation, the number of shares subject to each award and type of award.

The foregoing description of the Director Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the Director Compensation Policy, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Officers

Pursuant to the Merger Agreement, effective immediately following the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2025, Jay Crystal will be appointed as Chief Executive Officer and John Mastrototaro will assume the role of Chief Operating Officer.

Jay Crystal has served as the Co-Chief Executive Officer and Co-Founder of Corvex and on the Corvex board of directors since October 2024. Prior to co-founding Corvex, Mr. Crystal previously co-founded and served as a board director of clean.io (now HUMAN Security, Inc.) and configure8. Mr. Crystal also served in several management roles at AOL, Inc. and its successors and subsidiaries, including as Director, Corporate Development and Vice President, Corporate Strategy and Partnerships, from 2010 to 2017. Mr. Crystal began his career serving in growth equity, private equity, and investment banking roles at Staley Capital, American Capital and Banc of America Securities between 2000 to 2010. Mr. Crystal received a Bachelor of Business Administration in Finance from The George Washington University.

Employment Agreements

Jay Crystal Employment Agreement

In connection with his employment as Chief Executive Officer as of Closing and, following shareholder approval of the Conversion Proposal, as Co-Chief Executive Officer of the Company, Mr. Crystal and the Company entered into an employment agreement (the “Crystal Employment Agreement”). Pursuant to the Crystal Employment Agreement, Mr. Crystal will serve as Chief Executive Officer as of Closing until his transition to Co-Chief Executive Officer in May 2026, with Mr. Crystal reporting directly to the Board in each such capacity. The Crystal Employment Agreement provides that Mr. Crystal will be nominated to the Board at the Company’s annual shareholder meeting in May 2026 and will be nominated for reelection during his employment period, provided such appointment shall be subject to shareholder approval of the Conversion Proposal.

Pursuant to the Crystal Employment Agreement, Mr. Crystal will receive an annual base salary of $500,000, payable in accordance with the Company’s normal payroll schedule, subject to review by the Board no less frequently than annually. During his employment, Mr. Crystal will be entitled to participate in benefits available generally to similarly-situated Company executives or employees pursuant to Company plans, policies, and programs.

As provided in the Crystal Employment Agreement, following the Closing, the Company shall enter into a written agreement with Mr. Crystal pursuant to which Mr. Crystal will be eligible for severance payments and benefits upon an involuntary termination of employment, subject to the terms of such agreement (including, without limitation, the requirement to execute (and not revoke) a separation and release agreement in connection with receipt of severance benefits). The parties have agreed to negotiate in good faith in order to enter into such severance agreement no later than one hundred eighty (180) days following the Closing.

As a condition of Mr. Crystal’s employment, Mr. Crystal is required to execute the Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement.

Seth Demsey Agreement

In connection with the Merger, Mr. Demsey and the Company entered into an agreement (the “Demsey Agreement”). As provided in the Demsey Agreement, Mr. Demsey will be appointed to the Board effective as of the Closing, and subject to shareholder approval of the Conversion Proposal, he will be appointed as Chairman of the Board. In connection with his service as a non-employee Board director, he will be paid in accordance with the Company’s director compensation policy. The Demsey Agreement provides for an employment term commencing after shareholder approval of the Conversion Proposal, at which time Mr. Demsey will commence his role as Co-Chief Executive Officer, reporting directly to the Board.

Pursuant to the Demsey Agreement, upon becoming Co-Chief Executive Officer, Mr. Demsey will receive an annual base salary of $500,000, payable in accordance with the Company’s normal payroll schedule, subject to review by the Board no less frequently than annually, and will not receive any additional compensation as a member of the Board. During his employment, Mr. Demsey will be entitled to participate in benefits available generally to similarly-situated Company executives or employees pursuant to Company plans, policies, and programs.

As provided in the Demsey Agreement, following the Closing, the Company shall enter into a written agreement with Mr. Demsey pursuant to which Mr. Demsey will be eligible for severance payments and benefits upon an involuntary termination of his employment, subject to the terms of such agreement (including, without limitation, the requirement to execute (and not revoke) a separation and release agreement in connection with receipt of severance benefits). The parties have agreed to negotiate in good faith in order to enter into such severance agreement no later than one hundred eighty (180) days following the Closing.

As a condition of Mr. Demsey’s employment, Mr. Demsey will be required to execute the Confidential Information, Inventions Assignment, Non-Solicitation and Non-Competition Agreement.

The foregoing description of the Crystal Employment Agreement and Demsey Agreement does not purport to be complete and is qualified in its entirety by reference to the agreements for Messrs. Demsey and Crystal, copies of which are filed as Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, each of Mr. Demsey and Mr. Crystal have entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Convertible Preferred Stock

On March 19, 2026, Movano filed a Certificate of Designations of the Series B Preferred Stock with the Secretary of State of the State of Delaware (the “Series B Certificate of Designations”) in connection with the Merger referenced in Item 1.01 above. The Series B Certificate of Designations provides for the issuance of shares of Series B Preferred Stock.

Each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock on March 31, 2026. The terms of the Series B Preferred Stock include a beneficial ownership limitation pursuant to which the Company is not permitted to effect any conversion of Series B Preferred Stock held by a holder to the extent that after giving effect to such issuance the holder and its affiliates would beneficially own in excess of 19.99% of the outstanding shares of Common Stock.

Holders of Series B Preferred Stock shall vote with holders of the Common Stock, and with any other shares of preferred stock that vote with the Common Stock, with each holder of Series B Preferred Stock being entitled to a number of votes equal to the number of shares of Common Stock to which such holder would be entitled upon the conversion of its Series B Preferred Stock (subject to the beneficial ownership limitations found in the Certificate of Designations). Holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock (on an as-if-converted-to-Common-Stock basis) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock pursuant to the Merger Agreement) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock pursuant to the Merger Agreement) are paid on shares of the Common Stock.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series B Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series C Non-Voting Convertible Preferred Stock

On March 19, 2026, Movano filed a Certificate of Designations of the Series C Preferred Stock with the Secretary of State of the State of Delaware (the “Series C Certificate of Designations”) in connection with the Merger referenced in Item 1.01 above. The Series C Certificate of Designations provides for the issuance of shares of Series C Preferred Stock.

No later than three business days following stockholder approval of the Conversion Proposal, each share of Series C Preferred Stock will automatically convert into 1,000 shares of Common Stock. Holders of Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred Stock (on an as-if-converted-to-Common-Stock basis) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock pursuant to the Merger Agreement) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock pursuant to the Merger Agreement) are paid on shares of the Common Stock.

Except as otherwise required by law, the Series C Preferred Stock will have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, Movano will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designations, amend or repeal any provision of, or add any provision to, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) or Amended and Restated Bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series C Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series C Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series C Certificate of Designations, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Series D Non-Voting Convertible Preferred Stock

On March 19, 2026, Movano filed a Certificate of Designations of the Series D Preferred Stock with the Secretary of State of the State of Delaware (the “Series D Certificate of Designations”) in connection with the Merger referenced in Item 1.01 above. The Series D Certificate of Designations provides for the issuance of shares of Series D Preferred Stock.

Each share of Series D Preferred Stock will become convertible into 1,000 shares of Common Stock following stockholder approval of the Conversion Proposal, at the option of the holder. The Series D Preferred Stock was issued to each former Corvex securityholder that elected to receive Series D Preferred Stock in lieu of Series C Preferred Stock. The terms of the Series D Preferred Stock include a beneficial ownership limitation pursuant to which the Company is not permitted to effect any conversion of Series D Preferred Stock held by a holder to the extent that after giving effect to such issuance the holder and its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock, which may be increased or decreased at the holder’s option to a percentage not in excess of 19.99% upon at least 61 days’ prior notice to the Company.

Except as otherwise required by law, the Series D Preferred Stock will have no voting rights. Holders of Series D Preferred Stock are entitled to receive dividends on shares of Series D Preferred Stock (on an as-if-converted-to-Common-Stock basis) equal to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock pursuant to the Merger Agreement) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock pursuant to the Merger Agreement) are paid on shares of the Common Stock.

The foregoing description of the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series D Certificate of Designations, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Corporate Name Change to Corvex, Inc.

Certificate of Amendment to Certificate of Incorporation

On March 19, 2026, following the Merger, Movano filed an amendment to its Certificate of Incorporation to change its name to “Corvex, Inc.”, effective March 23, 2026. Stockholder approval of the name change was not required pursuant to Section 242(b) of the General Corporation Law of the State of Delaware.

The foregoing description of the Certificate of Amendment to the Certificate of Incorporation is qualified in its entirety by reference to the full text of the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware, attached as Exhibit 3.4 and incorporated herein by reference.

Amended and Restated Bylaws

The Bylaws of the Company have similarly been updated to reflect the name change and certain other matters, effective March 23, 2026. The Company’s common stock will continue to trade on The Nasdaq Stock Market LLC under the symbol “MOVE” and its CUSIP number will not change.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, attached as Exhibit 3.5 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 19, 2026, the Company issued a press release announcing its entry into the Merger Agreement, the consummation of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Merger and the expected effects, perceived benefits or opportunities thereof; stockholder approval of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock; stockholder approval of the Meeting Proposals; the future operations and pipeline, estimates of financial position, competitive landscape, addressable market and strategic and financial initiatives of the Company after the Merger; the nature, strategy and focus of the Company after the Merger; the nature, strategy and focus of the Company after the Merger; and expectations regarding the trading of the Company’s stock on Nasdaq after the Merger. All statements other than statements of historical fact contained in this report are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are made based on current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management, concerning future developments and their potential effects. There can be no assurance that future developments affecting Movano, Corvex, or the Merger will be those that have been anticipated. Actual results could differ materially from those expressed or implied by the forward-looking statements due to a number of risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including the risks and uncertainties described in the Company’s SEC reports, and under the heading “Risk Factors” in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.sec.gov and in other filings the Company makes and will make with the SEC. The forward-looking statements contained herein speak only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of business acquired

The Company intends to include the financial statements required by this Item 9.01(a) in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The Company intends to include the pro forma financial information required by this Item 9.01(b) in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1+	Amended and Restated Agreement and Plan of Merger, dated as of March 19, 2026, by and among Movano Inc., Corvex, Inc., and Thor Merger Sub.

3.1	Certificate of Designations for Series B Preferred Stock.

3.2	Certificate of Designations for Series C Non-Voting Preferred Stock.

3.3	Certificate of Designations for Series D Non-Voting Preferred Stock.

3.4	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation.

3.5	Second Amended and Restated Bylaws of Corvex, Inc.

10.1	Form of Support Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 10, 2025).

10.2	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 10, 2025).

10.3	Third Amendment to Loan Agreement, dated March 19, 2026, by and between Movano Inc. and Evie Holdings, LLC

10.4*	Corvex, Inc. Director Compensation Policy.

10.5*	Employment Agreement, dated as March 19, 2026, by and between the Company and Seth Demsey.

10.6*	Employment Agreement, dated as March 19, 2026, by and between the Company and Jay Crystal.

10.7*	Form of Indemnification Agreement.

99.1	Press Release, dated March 19, 2026 (furnished herewith pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Indicates management contract or compensatory plan.

+ The schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVANO INC.

Date: March 19, 2026	By:	/s/ J Cogan
J Cogan
Chief Financial Officer